Exhibit 10.2

CONFIDENTIAL PROVISIONS REDACTED

AMENDMENT NO. 2

TO

CLINICAL DRUG SUBSTANCE SUPPLY AGREEMENT

THIS AMENDMENT NO. 2 TO CLINICAL DRUG SUBSTANCE SUPPLY AGREEMENT (this “Amendment”) is entered into with effect as of 25 September 2009 (the “Amendment Effective Date”) by and between Genmab MN, Inc. (“Genmab”) and Facet Biotech Corporation (“Facet”) (Genmab and Facet hereinafter together referred to as the “Parties”).

WHEREAS, Genmab and Facet are parties to that certain Clinical Drug Substance Supply Agreement with an effective date of 13 March 2008, as amended 17 March 2009 (as amended, the “Agreement”);

WHEREAS, Facet paid Genmab a deposit on 28 July 2008, of [****]* US Dollars ($[****]*) for the Second Purchase Order and a further deposit on 30 July 2009, of [****]* US Dollars ($[****]*) for the Third Purchase Order, constituting [****]* percent ([****]*) of the Preliminary Purchase Price for the [****]* Batches (as defined herein); and

WHEREAS, Genmab and Facet wish to amend the Agreement to reflect the mutually acceptable resolutions reached on disputed matters;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.             Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings assigned thereto in the Agreement.

2.             Facet shall deposit an amount equal to [****]* percent ([****]*) of the Preliminary Purchase Price, which is [****]* US Dollars ($[****]*) per Batch for a total of one million one hundred twenty-five thousand US Dollars ($1,125,000) for the [****]* Batches (as defined herein), which would bring the total deposit for the [****]* Batches to four million eight hundred seventy-five thousand US Dollars ($4,875,000) or [****]* ([****]*) of the Preliminary Purchase Price, to Genmab within [****]* after full execution of this Amendment by the Parties.

3.             The Parties agree that the manufacture of the [****]* batches previously ordered by Facet pursuant to the Second Purchase Order ([****]*,[****]*) have not been cancelled, but rather have been postponed and constitute [****]* ([****]*) of the [****]*batches of Product (each, a “Batch”, and collectively, the “[****]* Batches”) still to be manufactured by Genmab for Facet pursuant to the Agreement.  The Parties agree that Facet has satisfied all of its obligations in Section 3.1.3 of the Agreement.

4.             Section 1 of the Agreement is amended to add the following term and definition:

* Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

“Production Year” shall mean a 12-month period commencing 1 January of a given calendar year and ending 31 December of that calendar year.

5.             Section 3 of the Agreement is amended to add the following new subsection:

3.5           [****]* Remaining Batches

3.5.1       Notice and Timing. No later than [****]*, Facet shall notify Genmab in writing of the estimated production timeframe, by year, for the [****]* Batches (the “Order”).

(a)           For manufacturing of a Batch under a previously run process (i.e., Genmab’s Facility has previously successfully manufactured, under either Genmab or PDL ownership, the Product specified in the Order at the scale specified in the Order), Facet shall provide Genmab, in the Order, [****]* prior notice from the intended date of manufacture of such Batch. For manufacturing of a Batch using a new process (i.e., Genmab’s Facility has not, under either Genmab or PDL ownership, previously successfully manufactured either (i) the Product specified in the Order or (ii) the Product specified in the Order at that scale specified in the Order), Facet shall provide Genmab, in the Order, [****]* prior notice from the intended date of manufacture of such Batch.

(b)           Genmab and Facet shall use all commercially reasonable efforts to finalize production details as to process, Facility, equipment and Raw Materials, no later than [****]* prior to the date of manufacture of a Batch as indicated in the Order.

(c)           If Genmab is unable to accommodate the delivery date as specified in the Order, and the Order provides the notice required by Section 3.5.1(a), Facet will not be required to pay an Extension Fee (as defined in Section 3.5.2(a)) should the manufacturing and delivery of such Batch fall into a subsequent Production Year.

(d)           Facet may postpone production of any Batch through the 2012 Production Year. Any Batch postponed beyond the 2012 Production Year shall be considered a cancelled batch.

3.5.2        Payment Amounts

(a)           Year [****]*.

(i) Should Facet indicate in the Order that any of the [****]* Batches are to be manufactured in the [****]* Production Year, Genmab shall commence manufacturing of such Batches in accordance with the Order and the Agreement. Genmab shall invoice Facet in accordance with Section 7.2 of the Agreement upon Facet’s acceptance of the Product as set forth in Section 3.4 of the Agreement. For the avoidance of doubt, Facet’s prior payment of [****]* percent ([****]*) of the

* Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

Preliminary Purchase Price with respect to a Batch shall be credited against the actual purchase price for such Batch.

(ii) Should Facet indicate in the Order that it is cancelling any Batch of the [****]* Batches during the [****]* Production Year or if Facet cancels any Batch that was to be manufactured in the [****]* Production Year pursuant to the Order (which cancellation shall be deemed to occur with respect to a Batch if Facet fails to provide timely notice under Section 3.5.1 for the manufacture of such Batch in the [****]* Production Year), then in each case Facet shall pay the remaining [****]* percent ([****]*) of the Preliminary Purchase Price, which is [****]* US Dollars ($[****]*) per Batch, for each such cancelled Batch within [****]* of the date of Facet’s cancellation.

(iii) If Facet desires to postpone manufacture of any of the [****]* Batches to the [****]* Production Year, Facet shall pay Genmab no later than [****]*,[****]* US Dollars ($[****]*) per Batch for each Batch postponed (the “Extension Fee”) [****]*. For clarity, any Batch postponed by Facet to the [****]* Production Year may again be postponed by Facet to the [****]* Production Year if Facet so elects pursuant to Section 3.5.2(b)(iii).

(b)           Year [****]*.

(i) For any Batch manufactured by Genmab in the [****]* Production Year in accordance with the Order, Genmab shall invoice Facet in accordance with Section 7.2 of the Agreement upon Facet’s acceptance of the Product as set forth in Section 3.4 of the Agreement. For the avoidance of doubt, Facet’s prior payment of [****]* percent ([****]*) of the Preliminary Purchase Price with respect to a Batch shall be credited against the actual purchase price for such Batch.

(ii) Should Facet indicate in the Order, or any time thereafter, that it is cancelling any Batch of the [****]* Batches during the [****]* Production Year or if Facet cancels any Batch that was to be manufactured in the [****]* Production Year pursuant to the Order (which cancellation shall be deemed to occur with respect to a Batch if Facet fails to provide timely notice under Section 3.5.1 for the manufacture of such Batch in the [****]* Production Year), then in each case Facet shall pay the remaining [****]* percent ([****]*) of the Preliminary Purchase Price, which is [****]* US Dollars ($[****]*) per Batch, for each such cancelled Batch within [****]* of the date of Facet’s cancellation.

(iii) If Facet desires to postpone manufacture of any of the [****]* Batches to the [****]* Production Year, Facet shall pay Genmab no later than [****]*, the Extension Fee [****]*.

* Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

(c)          Year [****]*.

(i) For any Batch manufactured by Genmab in the [****]* Production Year, Genmab shall invoice Facet in accordance with Section 7.2 of the Agreement upon Facet’s acceptance of the Product as set forth in Section 3.4 of the Agreement. For the avoidance of doubt, Facet’s prior payment of [****]* percent ([****]*) of the Preliminary Purchase Price with respect to a Batch shall be credited against the actual purchase price for such Batch.

(ii) Should Facet indicate in the Order, or any time thereafter, that it either (a) does not request the manufacture of any Batch in the [****]* Production Year, or (b) it is cancelling any Batch of the [****]* Batches during the [****]* Production Year, then in each case Facet shall pay the remaining [****]* percent ([****]*) of the Preliminary Purchase Price, which is [****]* US Dollars ($[****]*) per Batch, for such cancelled Batch no later than [****]*.

6.             Section 5 of the Agreement is amended to add the following two new subsections:

5.10         Future Non-Conforming Batches. If any Batch manufactured after the Amendment Effective Date is defective or non-conforming (i.e. does not conform with the Specifications) for any reason (such Batch being a “Non-Conforming Batch”), then Facet, at its sole discretion, will decide whether such Non-Conforming Batch should be counted as fulfillment of one of the [****]* Batches. If Facet decides to count the Non-Conforming Batch as fulfillment of one of the [****]* Batches, Facet will pay to Genmab the remaining [****]* percent ([****]*) of the Preliminary Purchase Price, which is [****]* US Dollars ($[****]*), for such Batch and Facet would have no additional payment obligations to Genmab with respect to the manufacturing of such Non-Conforming Batch, including with respect to the Fully Burdened Cost therefor. However, if Facet decides to not count the Non-Conforming Batch as one of the [****]* Batches, then Facet will pay the actual cost of the Non-Conforming Batch and request Genmab to manufacture an additional Batch as replacement for the Non-Conforming Batch (a “Replacement Batch”). Upon successful manufacture and Facet’s acceptance of such Replacement Batch as set forth in Section 3.4 of the Agreement, Facet shall pay Genmab the actual purchase price, less Facet’s payment of [****]* percent ([****]*) of the Preliminary Purchase Price, upon receipt of Genmab’s invoice as set forth in Section 7.2 of the Agreement. If Genmab is unable to manufacture a Replacement Batch until the subsequent Production Year, Genmab shall be deemed to have waived the Extension Fee for such Batch. If Genmab is unable to manufacture the Replacement Batch until the subsequent Production Year and the subsequent Production Year is [****]*, Genmab shall be obligated to manufacture the Replacement Batch.

5.11         Inability to Manufacture. Subject to Section 16.9, should Genmab be unable to meet its obligations to manufacture and deliver a Batch for any reason (other than with respect to any Non-Conforming Batch which is addressed under Section 5.10 of the Agreement) during the Production Year as indicated in the Order (as such Production Year may be amended pursuant to Sections 3.5.2(a)(iii) or 3.5.2(b)(iii)), Facet shall be entitled, in addition to any other remedies set forth in the Agreement, to a refund of any deposits and Extension Fees paid in accordance with Section 3.5.2 for such Production Year. For

* Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

clarification concerning refund of the Extension Fee, if Facet pays the appropriate Extension Fee in [****]* to manufacture Batch(es) in the [****]* Production Year and Genmab notifies Facet that it is unable to manufacture such Batch(es) for Facet in the [****]*  Production Year, Facet would be entitled to a refund of the Extension Fee; if Facet pays the appropriate Extension Fee in [****]* to manufacture Batch(es) in the [****]* Production Year and Genmab notifies Facet that it is unable to manufacture such Batch(es) for Facet in the [****]* Production Year after [****]*, Facet would be entitled to a refund of the Extension Fee paid in [****]*, but not the Extension Fee paid in [****]* to extend manufacturing to the [****]* Production Year.

7.             Except as set forth in this Amendment, all other terms and conditions of the Agreement remain valid and unchanged. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall govern.

8.             This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page.

[Signature page follows]

* Certain information on this page has been omitted and filed separately with the SEC. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

GENMAB MN, INC.		FACET BIOTECH CORPORATION
9450 Winnetka Avenue N.		1500 Seaport Boulevard
Brooklyn Park, MN 55445		Redwood City, CA 94063

By:	/s/ Barry Littlejohns	By:	/s/ Faheem Hasnain
Name:	Barry Littlejohns	Name:	Faheem Hasnain
Title:	President	Title:	President and CEO
Date:	9-28-09	Date:	09-25-09

		By:	/s/ Andrew Guggenhime
		Name:	Andrew Guggenhime
		Title:	Sr. Vice President and CFO
		Date:	9/24/09